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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 13, 2000


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                           WYNN'S INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                       1-7200                 95-2854312
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
         INCORPORATION)                                      IDENTIFICATION NO.)

     500 NORTH STATE COLLEGE BLVD, SUITE 700, ORANGE, CA          92868
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 938-3700


                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5. OTHER EVENTS

         On June 13, 2000, Wynn's International, Inc., a Delaware corporation (the "Company"), announced that it entered into an Agreement and Plan of Merger, dated as of June 13, 2000 (the "Merger Agreement"), with Parker-Hannifin Corporation, an Ohio corporation (the "Purchaser"), and WI Holding Inc., a Delaware corporation, a wholly owned subsidiary of the Purchaser ("Merger Sub"). The Merger Agreement provides for the commencement by Merger Sub of a tender offer to purchase for cash all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Shares") at a price of $23.00 per share, subject to the satisfaction of the conditions set forth in Annex I to the Merger Agreement (the "Tender Offer") and, following the purchase of the Shares pursuant to the Tender Offer, a merger (the "Merger") of Merger Sub into the Company. In addition, the Company agreed to cause each then outstanding option to purchase Shares to be acquired by the Company in consideration of the payment to the holders of the options of cash in an amount equal to the excess, if any, of $23.00 per Share over the per Share exercise price of such options, multiplied by the number of Shares underlying such option. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding Share, other than Shares as to which dissenters' rights have been duly asserted and perfected under the Delaware General Corporation Law and Shares held by the Company, the Purchaser, Merger Sub or any other subsidiary of the Purchaser, will be converted into the right to receive $23.00 per share in cash, without interest (the "Merger Consideration"). Shares that are held by the Company as treasury stock and any Shares owned by the Purchaser, Merger Sub or any other subsidiary of the Purchaser will be canceled and retired and will cease to exist and no Merger Consideration will be delivered in exchange therefor.

         The Merger Agreement also contains a number of representations, warranties and covenants by the parties. The Merger is subject to a number of conditions, and the Merger Agreement may be terminated under certain circumstances, all as set forth in the Merger Agreement.

         The Purchaser, Merger Sub, and James Carroll, the Chairman and Chief Executive Officer of the Company ("Carroll"), who beneficially owns 1,086,903 Shares (the "Carroll Shares"), have entered into a Stockholder Tender Agreement, dated as of June 13, 2000 (the "Tender Agreement"), pursuant to which Carroll has agreed, among other things, (i) to tender in the Tender Offer all of the Carroll Shares now owned or that may hereafter be acquired by Carroll, (ii) to appoint the Purchaser or any nominee of the Purchaser as his proxy to vote the Carroll Shares in connection with the Merger Agreement, and (iii) not to transfer any of the Carroll Shares.

         The Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, have entered into an Amendment No. 1 to Second Amended Rights Agreement, dated as of June 13, 2000 (the "Rights Amendment"), pursuant to which Purchaser and its affiliates are, with respect to the transactions contemplated by and effected pursuant to the Merger Agreement, excluded from the definition of an "Acquiring Person" (as such term is defined in the Rights Agreement).


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         The Merger Agreement, the Tender Agreement, the Rights Amendment and
the joint press release issued by the Company and the Purchaser in connection therewith are filed herein by reference. The description of the Merger Agreement, the Tender Agreement and the Rights Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

                  The following exhibits are filed as a part of this report:

Exhibit No.       Description
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    2.1     Agreement and Plan of Merger, dated as of June 13, 2000, by and among Parker-Hannifin Corporation, WI Holding Inc. and Wynn's International, Inc.

   99.1 Stockholder Tender Agreement, dated as of June 13, 2000, by and among Parker-Hannifin Corporation, WI Holding Inc. and James Carroll.

   99.2 Amendment No. 1 to Second Amended Rights Agreement, dated as of June 13, 2000, by and among Wynn's International, Inc. and ChaseMellon Shareholder Services, L.L.C.

   99.3 Text of joint press release of Parker-Hannifin Corporation and Wynn's International, Inc. issued June 13, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WYNN'S INTERNATIONAL, INC.



                                        By:      /s/ Seymour A. Schlosser
                                                 -------------------------------
                                                 Seymour A. Schlosser
Date:    June 13, 2000                           Vice President - Finance
                                                 and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.       Description
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    2.1      Agreement and Plan of Merger, dated as of June 13, 2000, by and among Parker-Hannifin Corporation, WI Holding Inc. and Wynn's International, Inc.

   99.1 Stockholder Tender Agreement, dated as of June 13, 2000, by and among Parker-Hannifin Corporation, WI Holding Inc. and James Carroll.

   99.2 Amendment No. 1 to Second Amended Rights Agreement, dated as of June 13, 2000, by and among Wynn's International, Inc. and ChaseMellon Shareholder Services, L.L.C.

   99.3 Text of joint press release of Parker-Hannifin Corporation and Wynn's International, Inc. issued June 13, 2000.


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